UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction	(Commission	(IRS Employer of
incorporation)	File Number)	Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

Protagonist Therapeutics, Inc. (the “Company”) today announced that it is discontinuing the Phase 2b PROPEL study of PTG-100, its investigational oral GI-restricted alpha-4-beta-7 integrin antagonist peptide, in patients with moderate to severe ulcerative colitis (the “Study”). This decision followed a planned interim analysis by an independent Data Monitoring Committee (the “DMC”) of the unblinded efficacy and safety data from the first 65 patients from the ongoing 240 patient trial who had completed the 12 week treatment with PTG-100. Using pre-specified criteria, the DMC deemed the trial to be futile based on an analysis of the primary endpoint of clinical remission. No safety concerns were noted in the analysis. The Company will postpone its decision about the initiation of a Phase 2/3 clinical trial of PTG-100 in chronic pouchitis until after its full review of the interim data from the Study.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: March 26, 2018

	By:	/s/ Thomas P. O’Neil
Thomas P. O’Neil
Chief Financial Officer

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